PUGET TECHNOLOGIES, INC.
A publicly held Nevada corporation

Board of Advisors Charter

Preamble:

Pursuant to authority granted under the Articles of Incorporation ("Articles") and bylaws (the "Bylaws") of Puget Technologies, Inc., a Nevada corporation ("Puget") subject to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, at the recommendation of Qest Consulting Group, a Inc., a Colorado corporation and Puget affiliate ("Qest") which serves as its strategic consultant, by resolution of Puget's board of directors (the "Board") adopted on the 10th day of November, 2020, there is hereby created an advisory body to the Board to be known as the "Board of Advisors", to operate pursuant to the terms of this charter (the "Charter").

Witnesseth:

Section 1. Purposes

A. Like all emerging companies, Puget is faced with limited resources and must be creative in developing external support mechanisms.

B. The Board of Advisors is a valuable way of tapping professional experience, expert advice, ideas and diverse opinions.

C. The Board of Advisors shall be comprised of experienced scientists, inventors, academics, entrepreneurs, investment bankers, investors and other professionals, who can broaden Puget's resource base, facilitate industry connections, and guide Puget's strategy and direction for the next several years.

E. The Board of Advisors shall be divided into specific functional and industry committees with specialized purposes including, without limitation, evaluation of potential acquisition candidates and clients, evaluation of potential investment opportunities, evaluation of potential new lines of business, capital raising, *etc.*

Section 2. Scope of Activity

A. Advisors will be expected to facilitate relationships with Puget executives, professional service providers, investors, and industry influencers, and to provide appropriate business and technical advice.

B. Some of the areas where advisory participation is envisioned include:

1. Regulatory compliance – assurance that Puget is timely in its reporting obligations to the Securities and Exchange Commission (the "Commission"), in the filing of all of its tax returns and in the payment of all taxes due.

2. Acquisitions and business development – both with respect to recruitment and evaluation.

3. Financing - introductions to investors, venture firms, investment bankers, *etc.*

4. Assistance with financial models and projections.

5. Strategic Alliances – partnerships and joint ventures, introductions as well as advice on structuring such relationships.

6. Public Relations - helping to raise Puget's profile and visibility.

7. Team Recruitment – assist with candidate introductions and selection, based on Puget's staffing needs.

8. Legal - advising on domestic and international intellectual property rights, patents, domain name protections and trademark issues; helping to structure business and employment contracts.

9. International – localization, licensing, and overseas partnerships and office operations.

Section 3. Membership

Section 3.1 General

A. The number of members of the Board of Advisors will be set by the Board and may be augmented and reduced in its discretion provided, however, that the Board will be presided over by Puget's president.

B. All members of the Board of Advisors will be elected by the Board and shall serve at the pleasure of the Board except for members of the Audit Committee, as hereinafter defined, who will be elected by the Board for fixed two year terms, subject to earlier removal for cause, as also hereinafter defined.

C. Board of Advisors members may include directors, officers or employees of Puget subsidiaries.

D. The Board of Advisors will also, assuming qualified Puget stockholders are interested in serving in such role, include persons who have been Puget stockholders for at least one year.

Section 3.2 Committees

A. Committees of the Board of Advisors will be established by the Board based on recommendations by Puget's president predicated on management's perception of the advisory and evaluative assistance required ratified, if deemed appropriate, by the Board; *provided, however*, that so long as the Board itself does not have an Audit Committee as described in the Bylaws, the Board of Advisors will at all times have special purposes audit and compensation committees as described below.

B. Committees will be of three kinds, standing (permanent); special temporary committees assuming roles that will be returned to the Board when its membership includes sufficient independent members; and, *ad hoc*, special purposes committees with limited scope and duration.

C. The functions of the diverse committees may be combined if appropriate, practical and economically efficient.

D. Standing Committees will include:

1. An acquisition evaluation committee;

2. A business development committee;

3. A technology and innovations committee;

4. A stockholder and investment relations committee;

5. A finance committee tasked with assisting management in securing and maintain adequate sources of credit and investment for Puget but most particularly for its subsidiaries; and

5. A personnel recruitment committee.

E. Special temporary committees will include an audit committee and a compensation committee.

F. All committee members will also be members of the Board of Advisors which will meet in plenary session at least annually, concurrently with and as a component of the annual meeting of stockholders.

Section 3.3 Compensation

A. Members of the Board of Advisors will be eligible for compensation in the form of five year, restricted non-qualified stock options vesting at the conclusion of two years of service on the Board of Advisors, the quantity of which will be determined by the Board on a case by case basis, on recommendation of management and, for so long as it is retained as Puget's strategic consultant, by Qest acting in the role of a de facto compensation committee of the Board until such time as the Board has sufficient independent members to constitute a Compensation Committee as envisioned in the Bylaws.

B. All such options shall be exercisable at a price of not less than 110% of the market price for the subject underlying securities on the date of grant.

C. Other than as described in this Section 3.3, no member of the Board of Advisors or of any Committee thereof shall be entitled as a result of such role to any compensation from Puget.

Section 3.4 Termination or Resignation

A. Any member may resign at any time by delivering written notice to the Advisory Chair or the registered office of the corporation, or by giving oral notice at any meeting of the Board of Advisors.

B. Any such resignation shall take effect at any subsequent time specified therein, or if the time is not specified, upon delivery.

C. Assuming that they have already vested, the resigning member's restricted non-qualified stock options shall be prorated to the date of effective resignation.

Section 4. Advisor Responsibilities and Expectations

Section 4.1 Hours and Method of Interaction

A. Advisors will be expected to contribute not less than five hours of time on Board of Advisors related business per month.

B. Advisors may choose to interact in a variety of ways depending upon their personal availability, scheduling and area of desired interaction.

C. Time includes responding to emails, monthly phone conference among all Advisors and Puget's president, and attending Puget meetings and/or events.

Section 4.2. Access to Information

A. Advisors will be provided sufficient access to information about Puget's strategies, plans and goals, as well as policies and initiatives, so that they can offer relevant advice and support.

B. Advisors will be expected to provide regular feedback on Puget strategies, programs and plans, and be responsive to a reasonable number of questions and requests for assistance from the Board and Puget's management via telephone, Internet and email.

C. Each advisor will receive an orientation package which will include, but not be limited to, business plan, financials, collateral materials, presentation deck, business cards, technical specifications, and other briefing materials.

Section 4.3 Special Obligations and Restrictions Based on Applicable Securities Laws

A. Because of Puget's status under federal securities laws, in any circumstances where the Board of Advisors member is describing the securities of Puget to a third Party, the Board of Advisors member shall disclose to such person the compensation received from Puget to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended.

B. Certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the Financial Industry Regulatory Authority, Inc. ("FINRA"), in house "due diligence" or "compliance" departments of licensed securities firms, *etc.*; accordingly, all Board of Advisors members, as a condition of their appointment, will agree that he or she will not release any information or data about Puget to any selected or limited person(s), entity, or group if the Board of Advisors member is aware that such information or data has not been generally released or promulgated.

Section 4.4 Fiduciary Obligations to Puget

Each Board of Advisors member shall, as a condition to his or her appointment, agree, and by assuming such position shall be deemed to have agreed that:

A. In rendering his or her services, Board of Advisors members shall be deemed fiduciaries of Puget subject to the Partnership Opportunities Doctrine as reflected in state business laws and jurisprudence.

B. Board of Advisors members shall not disclose to any third party any confidential nonpublic information furnished by Puget or otherwise obtained by him or her with respect to Puget, except as required by any applicable laws.

C. Board of Advisors members shall restrict or cease, as directed by Puget, all efforts on behalf of Puget, including all dissemination of information regarding Puget, immediately upon receipt of instructions (in writing by fax or letter) to that effect from Puget.

D. Each Board of Advisors member shall, as a condition to his or her appointment, agree, and by assuming such position shall be deemed to have agreed that without the prior written consent of Puget, he or she will not:

1. At any time solicit to employ any director, manager or employee of Puget who is identified by the Board of Advisors member in connection with this Agreement or the Transaction;

2. Solicit or persuade any person or corporation which has entered into business with Puget to cease doing business with Puget or reduce the amount of business which the person or corporation would normally do with Puget; or

3. Otherwise circumvent Puget with respect to any person introduced to the Board of Advisors member by or through (directly or indirectly) Puget.

E. By accepting appointment to the Board of Advisors, members will be deemed to have irrevocably agreed that the ideas, strategies, programs and other intellectual capital they contribute as part of their role becomes the sole and exclusive property of Puget.

Section 5. Board of Advisors Chair

Section 5.1 Appointment

A. A member of Senior Management shall be appointed by the Board, serving at its pleasure, to preside and coordinate the functions of the Board of Advisors but, in the absence of any such appointment, it will be presumed that such functions will devolve on Puget's president.

B. In such role, for purposes of this Charter, such office shall be referred to as the "Board of Advisors Chair".

Section 5.2 Role

The Advisory Chair will represent the Board of Advisors at Board meetings as an ex officio board member if he or she is not already a member of the Board and shall, unless another person shall have been designated or elected to chair meetings of the diverse committees and ratified by the Board, serve as chair of each committee.

Section 5.3 Responsibilities

Responsibilities of the Chair will include but not be limited to:

A. Coordinating affairs of the Committees of the Board of Advisors.

B. Presiding at formal annual plenary of meetings of the Board of advisors and at formal quarterly meetings of each Committee of the Board of Advisors.

C. Organizing the internal operating procedures of the Board of Advisors and of each Committee thereof, documenting them and assuring that each maintains accurate books and records, including written summaries of all material decisions and recommendations made, including dissenting and minority positions; provided, however, that clerical and secretarial functions may be delegated by the Chair to appropriate Board of Advisors members or Puget personnel.

D. Attending Executive Team weekly meetings and/or other management meetings either in person or by telephone to keep aware of areas where senior management can use input from advisory members.

E. Reporting on Puget progress and actions of interest to Board of Advisors members.

F. Keeping Board of Advisors members informed of the latest developments, issues and initiatives in Puget via the web site, meetings, email and by phone.

G. Aggregating and providing recommendations and comments to the Board and management team.

H. Meeting with Board of Advisors members individually when needed.

I. Planning and facilitating a monthly telephonic meeting and an in-person annual meeting of the Board of Advisors.

Section 7. Meetings

Section 7.1 Monthly and Annual Meetings

A. Puget recognizes that Board of Advisors members will take valuable time from their busy schedules to provide guidance and support.

B. Meetings will be held monthly and/or as called by the Chair, via video conference.

C. Puget will host a face-to-face meeting and dinner of the Board of Advisors once a year.

Section 7.2 Meeting Minutes

A. Documentation and proceedings of plenary meetings of the Board of Advisors will be kept by the Chair and distributed to all members, to the Board and to Senior Management.

B. Detailed minutes of each meeting of each committee shall be kept and shall contain a record of the persons present, a complete and accurate description of matters discussed and conclusions reached, and copies of all reports received, issued, or approved by the members.

Section 8. Communication

Section 8.1 Web Site

Puget's web site may be used to facilitate ongoing communications between Board of Advisors members, the Board and senior management.

The Advisory Chair will work with Puget's web team to design and develop a secure system of interaction and e-mail communication for members of the Board of Advisors and to implement a method for balanced interaction between Board of Advisors members, the Board and management team members.

The site is envisioned to incorporate such items as links to advisor member sites (i.e. articles, up-coming speaking engagements, publications), a monthly priority needs list, and to act as a central clearinghouse for interaction between Board of Advisors members, Board and Senior Management.

Section 8.2 WhatsApp

WhatsApp will be the preferred method of informal, unsecured communication and special WhatsApp groups will be established by the Chair for each committee as well as for the Board of Advisors as a whole.

Section 8.3 Calendar

A. An ongoing, quarterly activity calendar of involvement will be maintained and accessible via Puget's web site.

B. Detailed information with priorities will be posted on the calendar, as well as all upcoming events and speaking engagements where Puget officials and advisory board members are scheduled to attend.

Section 9 Amendment

Puget's Board retains the exclusive right to amend this Charter as well as to approve, ratify reject or amend charters for each committee thereof, in its sole, exclusive and unfettered discretion.

THE UNDERSIGNED, being Puget's duly elected and acting Secretary, hereby certifies that the foregoing constitutes the validly adopted Charter for Puget's Board of Advisors, as of the date set forth below.

Dated: November 11, 2020

{Corporate Seal}

____
Thomas Jaspers
Secretary